EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to the use of our name in the "Experts" section of the Prospectus that forms a part of Amendment No. 2 to the Registration Statement on Form S-3 (the "Registration Statement") of Stone Energy Corporation (the "Company"). We hereby further consent to the incorporation by reference of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 ("Form 10-K") into the Registration Statement, which Form 10-K makes reference to us in "Item 2. Properties."

                                                  RYDER SCOTT COMPANY, L.P.

                                           By: /s/Ryder Scott Company, L.P.




Denver, Colorado
November 27, 2002